EXHIBIT 13


           THE TRAVELERS SEPARATE ACCOUNT TM II FOR VARIABLE ANNUITIES

              SCHEDULE FOR COMPUTATION OF TOTAL RETURN CALCULATIONS


The standardized and nonstandardized average annual total returns are computed according to the formula described below. A hypothetical initial investment of $1,000 is applied to the Funding Option, and then related to ending redeemable values as of the most recent fiscal year end, for the calendar year-to-date (nonstandardized only), and over a 1-year, 3-year (nonstandardized only), 5-year, and 10-year period, or since inception if a Funding Option has not been in existence for one of the prescribed periods.

             1/n
T  =  (ERV/P)   -1 where:

         T        =        average annual total return
         P        =        a hypothetical initial payment of $1,000
         n        =        the applicable year (1, 3, 5, 10) or portion thereof
         ERV      =        ending redeemable value of a hypothetical $1,000
                           payment made at the beginning of each of the periods

Both the standardized and nonstandardized performance returns reflect the deduction for the management fees and other expenses for a Funding Option, the mortality and expense risk charge(s) and the administrative expense charge.

For Funding Options that were in existence prior to the date they became available under the Separate Account, the standardized average total return quotations may be accompanied by returns showing the investment performance that such Fund Options would have achieved (reduced by applicable charges/fees) had they been held under the Contract for the period quoted. The total return quotations are based on historical earnings and are not necessarily representative of future performance.

Standardized Method
-------------------
The standardized returns take into consideration all fees and/or charges applicable to the Funding Option or contract. Standardized performance figures will only be available after the product offered through the Separate Account has begun operating.

Under the standardized method, the $30 annual contract administrative charge is reflected in the calculation. It is expressed as a percentage of assets based on the actual fees collected divided by the average net assets for contracts sold under the prospectus for each year for which performance is shown.

Nonstandardized Method
----------------------
Nonstandardized returns do not reflect the deduction of the $30 annual administrative charge, which, if reflected, would decrease the level of performance shown.

For a Schedule of the Computation of the Historical Total Return Quotations, see attached.

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

MARQUIS                                                 INCEPTION
FUND NAME                                                  DATE         2002        2001       2000
AIM Capital Appreciation Portfolio                      10/10/1995    0.733952    0.980728   1.308723
AIM V.I. Premier Equity Fund+                             5/5/1993    0.596158    0.869536   1.011646
Alliance Growth Portfolio                                6/20/1994    0.525153    0.804193   0.944171
AllianceBernstein Growth and Income Portfolio - Class B   6/1/1999    0.695230    0.909735   0.924036
AllianceBernstein Premier Growth Portfolio - Class B     6/26/1992    0.571289    0.840282   1.034899
American Funds Global Growth Fund-Class 2*               4/30/1997    0.957077    1.140431   1.352395
American Funds Growth Fund-Class 2*                       2/8/1984    0.911727    1.227558   1.525702
American Funds Growth-Income Fund-Class 2*               2/28/1985    0.945600    1.177858   1.168293
Delaware VIP REIT Series                                  5/6/1998    1.281783    1.247325   1.166309
Delaware VIP Small Cap Value Series                     12/23/1993    1.097683    1.182748   1.075757
Delaware VIP Small Cap Value Series                     12/23/1993    1.097683    1.182748   1.075757
Dreyfus VIF Appreciation Portfolio                        4/5/1993    0.830426    1.014214   1.137636
Dreyfus VIF Developing Leaders Portfolio                 8/31/1990    0.967092    1.216282   1.317885
Equity Income Portfolio (Fidelity)*                      8/30/1996    0.945562    1.117555   1.217233
Federated High Yield Portfolio                           8/30/1996    0.961233    0.942647   0.940622
Fidelity VIP Mid Cap Portfolio - Service Class 2        12/29/1998    0.893590    1.010185   1.065098
Franklin Mutual Shares Securities Fund - Class 2         11/8/1996    0.829986    0.957288   0.909719
Franklin Small Cap Fund - Class 2                         5/1/1998    0.866964    1.236577   1.484275
Janus Aspen Growth and Income Portfolio -
Service Shares                                            5/1/1998    0.544477    0.707948   0.833337
Janus Aspen International Growth Portfolio -
Service Shares                                            5/2/1994    0.425240    0.582620   0.774065
Janus Aspen Mid Cap Growth Portfolio - Service Shares    9/13/1993    0.277802    0.393130   0.662076
Large Cap Portfolio (Fidelity)                           8/30/1996    0.729600    0.961238   1.182814
Lazard International Stock Portfolio                      8/1/1996    0.587758    0.686882   0.946681
Lazard Retirement Small Cap Portfolio*                   11/3/1997    0.972791    1.201936   1.030678
Lord Abbett Growth & Income Portfolio*                  12/11/1989    0.954089    1.183965   1.291094
Lord Abbett Mid Cap Value Portfolio*                     9/15/1999    1.074134    1.211030   1.140105
MFS Emerging Growth Portfolio                            8/30/1996    0.515367    0.797238   1.270802
MFS Mid Cap Growth Portfolio                             3/23/1998    0.363337    0.722318   0.962643
MFS Research Portfolio                                   3/23/1998    0.646188    0.878045   1.151868
MFS Value Portfolio                                      7/28/1998    0.931239    1.090549   1.098341
PIMCO Total Return Portfolio                            12/31/1997    1.109248    1.034474   0.966914
Pioneer Fund Portfolio*                                   2/4/1994    0.982373    1.431874   1.891561
Putnam VT Discovery Growth Fund - Class IB Shares+       9/28/2000    0.548106    0.791708   1.142663
Putnam VT International Equity Fund - Class IB Shares     1/2/1997    0.681871    0.842443   1.072023
Putnam VT Small Cap Value Fund - Class IB Shares         4/30/1999    0.859291    1.069453   0.920865
Salomon Brothers Variable All Cap Fund - Class I         2/17/1998    0.683281    0.927415   0.925766
Salomon Brothers Variable Investors Fund - Class I       2/17/1998    0.904746    1.195949   1.269213
Smith Barney Aggressive Growth Portfolio                 11/1/1999    0.626720    0.946404   1.003639
Smith Barney Appreciation Portfolio                     10/16/1991    0.748645    0.923330   0.978147
Smith Barney Fundamental Value Portfolio                 12/3/1993    0.699755    0.904451   0.971216
Smith Barney High Income Portfolio                       6/22/1994    0.767194    0.806536   0.852351
Smith Barney Large Cap Core Portfolio                    9/14/1999    0.793147    1.090100   1.297415
Smith Barney Large Cap Growth Portfolio                   5/1/1998    0.858192    1.160350   1.349306
Smith Barney Mid Cap Core Portfolio                      11/1/1999    0.732563    0.921141   1.041012
Smith Barney Money Market Portfolio                      6/20/1994    1.087385    1.092119   1.071375
Smith Barney Small Cap Growth Opportunities Portfolio     2/7/1997    0.678710    0.928621   1.127540
Strong Multi Cap Value Fund II+                         10/10/1997    0.798002    1.056365   1.032016
Templeton Developing Markets Securities Fund-Class 2     2/16/1996    0.895492    0.912165   1.009500
Templeton Foreign Securities Fund - Class 2               5/1/1992    0.706603    0.882559   1.068771
Travelers Disciplined Mid Cap Stock Portfolio+            4/1/1997    1.102933    1.309436   1.387866
Travelers Managed Income Portfolio                       6/28/1994    1.089204    1.084131   1.033130
Travelers U.S. Government Securities Portfolio           1/24/1992    1.268965    1.135887   1.091900
Van Kampen LIT Emerging Growth Portfolio
Class II Shares                                           7/3/1995    0.529805    0.800260   1.191299

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